Exhibit 10.2

RENEWAL PROMISSORY NOTE

(Revolving)

$50,000,000.00 June 30, 2025

For value received, FIRST FINANCIAL BANKSHARES, INC., a Texas corporation (“Borrower,” whether one or more), jointly and severally (if more than one) promises to pay to the order of FROST BANK, a Texas state bank (“Lender”), at P.O. Box 34746, San Antonio, Texas 78265, or at such other address as Lender shall from time to time specify in writing, the principal sum of FIFTY MILLION AND NO/100 DOLLARS ($50,000,000.00), or so much thereof as from time to time may be advanced by Lender to Borrower pursuant to the terms of the Loan Agreement (as defined below), in legal and lawful money of the United States of America, but in no event later than June 30, 2027, with interest on the outstanding principal from the date advanced until paid at the rate set out below, and otherwise in strict accordance with the terms and provisions of this Promissory Note (Revolving) (this “Note”). This Note has been executed and delivered pursuant to that certain Amended and Restated Loan Agreement dated of even date with this Note between Borrower and Lender (together with all amendments, modifications, and restatements thereof, the “Loan Agreement”). Capitalized terms not otherwise defined in this Note shall have the respective meanings assigned to such terms in the Loan Agreement.

1.
Revolving Line of Credit. Prior to June 30, 2027, under the Loan Agreement, Borrower may request Advances and make payments under this Note from time to time, provided that it is understood and agreed that the aggregate principal amount outstanding from time to time under this Note shall not at any time exceed $50,000,000.00. The unpaid principal balance of this Note shall increase and decrease with each new Advance or payment under this Note, as the case may be. Prior to June 30, 2027, subject to Section 7, (a) this Note shall not be deemed terminated or canceled prior to the Maturity Date (as defined below) even though the entire principal balance of this Note may be paid in full from time to time, and (b) Borrower may borrow, repay, and re-borrow under this Note.
2.
Payment.

(a) Payment Terms.

(i) Interest only shall be due and payable quarterly as it accrues on the last day of each March, June, September, and December, beginning September 30, 2025, and continuing quarterly thereafter until and including June 30, 2027 (the “Interest Only Period Expiration Date”).

(ii) Following the Interest Only Period Expiration Date, principal shall be due and payable in quarterly payments in equal amounts sufficient to fully amortize the principal balance of this Note as of the Interest Only Period Expiration Date over an amortization period of five years, payable on the last day of each March, June, September, and December, beginning September 30, 2027, and continuing quarterly thereafter until June 30, 2032 (the “Maturity Date”), when the entire amount of this Note, principal and accrued interest then remaining unpaid, shall be then due and payable. Interest shall be due and payable quarterly as it accrues, on the same dates as, but in addition to, said payments of principal.

(b) Manner of Payments. All payments of interest and principal to Lender shall be made in lawful money of the United States of America no later than 12:00 pm (San Antonio, Texas time) on the date on which such payment is due by cashier’s check, certified check, or by wire transfer of immediately available funds.

Exhibit 10.2

(c) Application of Payments. Except as may be expressly provided in this Note to the contrary, all payments on this Note shall be applied in the following order of priority: (i) the payment or reimbursement of any expenses, costs, or obligations (other than the outstanding principal balance of this Note and interest on this Note) for which Borrower (or any other party) shall be obligated to pay or reimburse, as applicable, or to which Lender shall be entitled pursuant to the provisions of this Note or the other Loan Documents, (ii) the payment of accrued but unpaid interest on this Note, and (iii) the payment of all or any portion of the then-outstanding principal balance of this Note, in the direct order of maturity. If an Event of Default exists under this Note or under any of the other Loan Documents, then Lender may, in its sole and absolute discretion, apply any such payments, at any time and from time to time, to any of the items specified in clauses (i), (ii), or (iii) above without regard to the order of priority otherwise specified in this Section, and any application of such payments to the outstanding principal balance of this Note may be made in either the direct or inverse order of maturity, at the sole and absolute discretion of Lender.

(d) Business Day Convention. Whenever any payment to be made under this Note or under any other Loan Document shall be due on a day that is not a Business Day, such payment shall be due on the next succeeding Business Day, and such extension of time for payment will be taken into account in calculating the amount of interest payable under this Note.

(e) Rescission of Payments; Unconditional Payments. If at any time any payment made by Borrower under this Note is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of Borrower, or for any other reason, Borrower’s obligation to make such payment shall be reinstated as though such payment had never been made. Borrower is obligated to pay all principal, interest, costs, fees, expenses and any other obligations as specified under the Loan Documents absolutely and unconditionally, without any abatement, postponement, diminution, deduction, offset, demand, counterclaim, or recoupment (each of which is hereby waived). Acceptance by Lender of any payment in an amount less than the amount then due on any of the obligations shall be deemed an acceptance on account only, notwithstanding any notation on or accompanying such partial payment to the contrary, and shall not in any way (i) waive or excuse the existence of an Event of Default, (ii) waive, impair or extinguish any right or remedy available to Lender hereunder or under the other Loan Documents, or (iii) waive the requirement of punctual payment and performance or constitute a novation in any respect.

3.
Interest.

(a) Interest Rate. Interest on the outstanding and unpaid principal balance of this Note shall be computed at a per annum rate equal to the Prime Rate (as defined below), with said rate to be adjusted as set forth in this Note to account for any changes in the Prime Rate; provided, however, in no event shall the resulting all-in rate be less than three and one-half percent (3.50%). As used in this Section, “Prime Rate” means, for any date (the “Interest Calculation Date”), the U.S. prime rate quoted in the “Borrowing Benchmarks | Money Rates” section (or in any successor section thereto) of The Wall Street Journal (U.S. Edition) (or in any successor publication thereto) published on the date that is five (5) Business Days prior to the Interest Calculation Date; provided, that if Lender determines at any time that such lookback convention is not administratively feasible for Lender, then Lender may, permanently or temporarily, implement another convention (which may use a lookback of a different duration) in its reasonable discretion, without further notice to or consent from Borrower. Borrower understands and acknowledges that if more than one (1) U.S. prime rate is quoted at any time by The Wall Street Journal, the highest of such prime rates shall constitute the Prime Rate under this Note. Upon each increase or decrease in the Prime Rate, as the case may be, the rate of interest upon the unpaid principal balance of this Note shall be increased or decreased by the same amount as the increase or decrease in the Prime Rate, such increase or decrease to become effective as of the day of each such change in the Prime Rate (subject to the lookback convention, if any, set forth above) and without notice to Borrower or any other Person.

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Exhibit 10.2

Each determination by Lender of the Prime Rate shall be conclusive and binding upon Borrower absent manifest error and may be computed using any reasonable averaging and attribution method. Borrower understands and acknowledges that the Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged by Lender to any customer.

If Lender determines, in its sole discretion, that the Prime Rate is no longer quoted by The Wall Street Journal, is discontinued, is unreliable, or is otherwise temporarily, permanently or indefinitely unavailable, Lender may select a substitute rate plus an adjustment (which may be a positive or negative value or zero) that Lender determines, in Lender’s sole and absolute discretion, to be comparable to such prime rate, and the substituted rate and adjustment selected by Lender shall constitute the Prime Rate under this Note, effective immediately upon Lender’s selection, and Lender shall send written notice of same to Borrower.

(b) Computation of Interest. Interest shall be computed on a per annum basis of a year of 360 days and for the actual number of days elapsed.

(c) Default Interest. Upon the occurrence of any Event of Default under this Note or under any of the other Loan Documents, regardless of whether or not there has been an acceleration of the indebtedness evidenced by this Note, and at all times after the maturity of the indebtedness evidenced by this Note (whether by acceleration or otherwise), and in addition to all other rights, remedies, or recourse available to Lender (or other holder of this Note) under the Loan Documents, at law, or in equity, at the option of Lender (or other holder of this Note) and without notice or demand, interest due under this Note shall accrue at the rate stated above plus five percent (5%) per annum. Borrower understands and acknowledges that it would be extremely difficult or impracticable to determine the actual damages suffered by Lender (or other holder of this Note) resulting from any Event of Default, and such accrued interest is a reasonable estimate of those damages and does not constitute a penalty.

(d) Interest Rate Limitation. Notwithstanding anything in this Note, or any other Loan Documents, Borrower and Lender intend to strictly conform to all applicable usury laws. In no event, whether by reason of demand for payment or acceleration of the maturity of this Note or otherwise, shall the interest contracted for, charged, or received by Lender under this Note, under any of the other Loan Documents, or otherwise exceed the Highest Lawful Rate. If, from any circumstance whatsoever, interest would otherwise be payable to Lender in excess of the Highest Lawful Rate, the interest payable to Lender shall be reduced automatically to the Highest Lawful Rate. If Lender shall ever receive anything of value deemed interest under applicable law which would, apart from this paragraph, be in excess of the Highest Lawful Rate, an amount equal to any amount which would have been excessive interest shall be applied to the reduction of the principal amount owing on this Note in the inverse order of its maturity and not to the payment of interest, or if such amount of interest which would have been in excess of the Highest Lawful Rate exceeds the unpaid principal balance of this Note, such excess amount shall be refunded to Borrower. All interest paid or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of this Note (including any renewal or extension) so that the amount of interest on account of such indebtedness does not exceed the Highest Lawful Rate. The provisions of this paragraph shall control all existing and future agreements between Borrower and Lender with respect to interest rate limitation. Borrower hereby agrees that as a condition precedent to any claim or counterclaim seeking usury penalties against Lender, Borrower will provide written notice to Lender, notifying Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against the principal amount owing on this Note.

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Exhibit 10.2

4.
Prepayment. Borrower may prepay, at any time and from time to time upon ten (10) days’ prior written notice to Lender, the outstanding principal balance of this Note, without fee, premium, or penalty; provided, however, that such prepayment also shall include any and all accrued but unpaid interest through and including the date of prepayment, plus any other sums which have become due to Lender under this Note and the other Loan Documents on or before the date of prepayment but which have not been fully paid.
5.
Late Charge. Notwithstanding any applicable cure provision, if a payment is made more than ten (10) days after it is due, Borrower will be charged, in addition to interest, a delinquency charge of (i) 5% of the unpaid portion of such regularly-scheduled payment, or (ii) $250.00, whichever is less. Additionally, upon maturity of this Note, if the outstanding principal balance (plus all accrued but unpaid interest) is not paid within ten (10) days of the Maturity Date, Borrower will be charged a delinquency charge of (i) 5% of the sum of the outstanding principal balance plus all accrued but unpaid interest, or (ii) $250.00, whichever is less. Borrower agrees with Lender that the charges set forth in this Note are reasonable compensation to Lender for the handling of such late payments.
6.
Default. It is expressly provided that it is an event of default (“Event of Default”) under this Note upon the occurrence of an event of default specified in the Loan Agreement or in any of the other Loan Documents.
7.
Lender’s Rights. Upon the occurrence of an Event of Default specified herein or in any of the other Loan Documents, Lender (or other holder of this Note) may, at its option and without notice or demand, (i) declare the outstanding principal balance of, and accrued but unpaid interest on, this Note at once due and payable, (ii) refuse to advance any additional amounts under this Note, including but not limited to permanently terminating Borrower's ability to borrow, repay and re-borrow under this Note, (iii) foreclose all liens securing payment of this Note, (iv) pursue any and all other rights, remedies and recourse available to Lender (or other holder of this Note), including but not limited to any such rights, remedies or recourse under the Loan Documents, at law or in equity, or (v) pursue any combination of the foregoing; and in the event default is made in the prompt payment of this Note when due or declared due, and the same is placed in the hands of an attorney for collection, or suit is brought on same, or the same is collected through probate, bankruptcy or other judicial proceedings, then the Borrower agrees and promises to pay all costs of collection, including reasonable attorney's fees.
8.
Security. This Note has been executed and delivered pursuant to the Loan Agreement. The holder of this Note is entitled to the benefits and security, if any, provided in the Loan Documents.
9.
Texas Finance Code. In no event shall Chapter 346 of the Texas Finance Code (which regulates certain revolving loan accounts and revolving tri-party accounts) apply to this Note. To the extent that Chapter 303 of the Texas Finance Code is applicable to this Note, the “weekly ceiling” specified in such article shall be the ceiling applicable to this Note; provided that, if any applicable law permits greater interest, the law permitting the greatest interest shall apply.
10.
Purpose of Loan. Borrower agrees that no advances under this Note shall be used for personal, family, or household purposes, and that all advances under this Note shall be used solely for business, commercial, investment, or other similar purposes and in accordance with the terms and provisions of this Note and the other Loan Documents.

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Exhibit 10.2

11. Notices. All notices, demands, requests, and other communications required or permitted under this Note shall be delivered in accordance with the Loan Agreement.

12. Expenses. Borrower shall reimburse Lender (or other holder of this Note) on demand for all costs, expenses, and fees (including reasonable expenses and fees of legal counsel) incurred by Lender (or other holder of this Note) in connection with the transactions contemplated by this Note, including the negotiation, documentation, and execution of this Note and the enforcement of the rights of Lender (or other holder of this Note) under this Note.

13. Waiver. Borrower expressly waives presentment and demand for payment, notice of default, notice of intent to accelerate maturity, notice of acceleration of maturity, protest, notice of protest, notice of dishonor, and all other notices and demands for which waiver is not prohibited by applicable law, and diligence in the collection of this Note. No delay or omission of Lender in exercising any right under this Note or under applicable law shall be a waiver of such right or any other right under this Note or applicable law.

14. Governing Law; Submission to Jurisdiction, and Waiver of Right to Trial by Jury. This Note and any claim, controversy, dispute, or cause of action (whether in contract, tort, or otherwise) based upon, arising out of, or relating to this Note and the transactions contemplated by this Note shall be governed by, and construed in accordance with, the laws of the State of Texas without regard to conflicts of laws principles. Further, all provisions contained in the Loan Agreement with respect to submission to jurisdiction and waiver of right to trial by jury shall apply to this Note, as if a part of and fully set forth in this Note.

15. Successors and Assigns. This Note may be assigned or transferred by Lender to any person or third party without notice to or consent from Borrower. Borrower may not assign or transfer this Note or any of Borrower’s rights under this Note without the prior written consent of Lender. This Note shall inure to the benefit of, and be binding upon, Lender and Borrower and their permitted successors and assigns.

16. Financial Information. Borrower agrees to promptly furnish and cause any other Person who signs, guarantees, or endorses this Note, or any other Loan Document, to furnish such financial information and statements, including financial statements, lists of assets and liabilities, agings of receivables and payables, inventory schedules, budgets, forecasts, tax returns, and other reports, all in a format acceptable to Lender, with respect to Borrower’s or such Person’s financial condition and business operations as Lender may reasonably request from time to time. This provision shall not alter any obligation of Borrower or any other party to deliver to Lender certain financial information, statements, and other reports pursuant to the terms of any other Loan Document.

17. Consent to Sale. Borrower agrees that Lender may, at its option, sell interests in this Note and its rights and remedies under this Note to one or more financial institutions or other parties acceptable to Lender and, in connection with each such sale, Lender may disclose any financial and other information available to Lender concerning Borrower or any other party to each prospective purchaser.

18. Lost Note. Borrower will issue a replacement note in the event of the loss, theft, destruction or mutilation of this Note, upon the request of Lender.

19. Renewal and Extension. This Note is given in renewal and extension, but not extinguishment or novation, of all amounts left owing and unpaid on that certain Promissory Note dated June 30, 2023, executed and delivered by Borrower and payable to the order of Lender in the original principal amount of $25,000,000.00.

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Exhibit 10.2

THIS NOTE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, this Note is hereby executed and delivered by the Borrower as of the date first written above.

BORROWER:

FIRST FINANCIAL BANKSHARES, INC.,

a Texas corporation

By:	/s/ F. Scott Dueser
Name:	F. Scott Dueser
Title:	Chairman and CEO

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